WEYERHAEUSER Investor Presentation May 2025 ANDY TAYLOR Vice President, Investor Relations AMANDA LUPER Senior Manager, Investor Relations Contact Us: (206) 539-3907 Contact Us: (206) 539-3907 Contact Us: (206) 539-3907 Exhibit 99.1

FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES 2

Table of contents Company Overview Unmatched Portfolio Industry-Leading Performance Strong ESG Foundation Disciplined Capital Allocation Investment Thesis | 2025 Targets & Progress | Who We Are | What We Do | Why We Matter Timberlands | Real Estate, Energy & Natural Resources | Wood Products Operational Excellence | Relative Competitive Performance | Innovation Sustainability Strategy | ESG Performance | Carbon Record Shareholder Returns | Capital Expenditures | Capital Structure Key Market Drivers Current Market Dynamics | Long-Term Demand Fundamentals | Carbon Platform 3

Weyerhaeuser Investment thesis Superior Shareholder Value Unmatched Portfolio Industry-Leading Performance Disciplined Capital Allocation 4 Strong ESG Foundation

2025 YEAR-END TARGETS Driving Growth and Shareholder Value Unmatched Portfolio Industry-Leading Performance Strong ESG Foundation Disciplined Capital Allocation TIMBERLANDS GROWTH MAKE DISCIPLINED INVESTMENTS OF $1 BILLION FROM 2022 TO 2025 NATURAL CLIMATE SOLUTIONS GROW ANNUAL EBITDA TO $100 MILLION OPERATIONAL EXCELLENCE CAPTURE IMPROVEMENTS OF $175-250 MILLION FROM 2022 TO 2025 GREENHOUSE GAS REDUCTIONS MAKE PROGRESS AGAINST OUR SCIENCE-BASED TARGET Aligned With a 1.5 Degree Scenario EXTERNAL RECOGNITIONS MAINTAIN & ENHANCE THROUGH COMMITMENTS AND PERFORMANCE SHAREHOLDER RETURNS COMMITTED TO RETURNING 75-80% OF ADJUSTED FAD ANNUALLY TO SHAREHOLDERS SUSTAINABLE DIVIDEND GROW BASE DIVIDEND BY 5% ANNUALLY LUMBER GROWTH INCREASE PRODUCTION BY 5% ANNUALLY

CONTINUED STRONG PERFORMANCE

Making Progress Against Our Multi-Year Targets


Unmatched
Portfolio

✓ TIMBERLANDS GROWTH

INVESTED OVER $1.1 BILLION(1)
INCLUDING ACQUISITIONS IN WASHINGTON, CAROLINAS, VIRGINIA MISSISSIPPI & ALABAMA

✓ NATURAL CLIMATE SOLUTIONS

GENERATED $84 MILLION OF ADJ. EBITDA(2)
IN 2024
ON TRACK TO REACH $100 MILLION TARGET IN 2025


Industry-Leading
Performance

✓ OPERATIONAL EXCELLENCE

CAPTURED $117 MILLION
IN OPX IMPROVEMENTS ACROSS OUR BUSINESSES 2022-2024

✓ COMPETITIVE POSITION

WE ARE #1
IN ADJ. EBITDA MARGIN IN ALL MANUFACTURING BUSINESSES
3-YEAR AVERAGE


Strong ESG
Foundation

✓ GREENHOUSE GAS REDUCTIONS

WE ARE MEMBERS OF THE CLIMATE PLEDGE
COMMITTED TO NET-ZERO
EMISSIONS BY 2040

✓ EXTERNAL RECOGNITIONS

MAINTAINED OUR
ESG LISTINGS
ON MULTIPLE KEY SUSTAINABILITY INDICES


Disciplined
Capital Allocation

✓ SUSTAINABLE DIVIDEND

INCREASED OUR BASE DIVIDEND BY >5%
ANNUALLY, 2022-2025

✓ SHAREHOLDER RETURNS

RETURNED TOTAL CASH OF OVER $5.7 BILLION
TO SHAREHOLDERS 2021-2025 YTD(3)

(1) Includes an announced transaction for timberlands in North Carolina and Virginia that is under contract, expected to close in Q3 2025, and subject to customary closing conditions. (2) See appendix for a definition of Adjusted EBITDA and a reconciliation to GAAP amounts. (3) As of May 8, 2025 press release announcing quarterly base dividend and share repurchase updates. See slide 41 for additional details.

6

Who we are Largest Timber REIT with Unmatched & Complementary Industry-Leading Businesses TIMBERLANDS We are the largest private owner of timberlands in North America REAL ESTATE, ENERGY & NATURAL RESOURCES We capture the highest value from every acre WOOD PRODUCTS We are one of North America’s largest, low-cost wood products manufacturers Unrivaled portfolio that cannot be replicated Leader in sustainable forestry practices 10.4 million acres held in the U.S. and 14 million acres licensed in Canada Expertise and technology platform enables end-to-end portfolio value creation Emerging Natural Climate Solutions business will serve the rising demand for net-zero solutions Industry-leading scale, brand and reputation Diversified mix of high-quality products 34 manufacturing facilities operating across North America CARBON PLATFORM We are an unrivaled carbon investment opportunity Our forests and wood products sequester millions of tons of CO2 annually, and we are significantly carbon negative Emerging carbon markets will drive long-term portfolio value creation

DIVERSE CUSTOMER MIX that fully values our quality, scale, reliability and sustainable practices PROPRIETARY SEEDLINGS yield superior growth, wood quality and survival characteristics CUSTOMIZED PLANTING deploys the best genetic material for each acre on our land base TARGETED SILVICULTURE generates superior volume and value in each geography LOW-COST PRODUCER that achieves top margin for lumber, panels and engineered wood PREMIUM LAND SALES maximizing value from each acre via higher-and-better-use parcels STEADY ROYALTY & LEASE INCOME maximizing value from surface & subsurface assets DELIVERED LOG MODEL captures maximum value from each tree using data-driven optimization HARVEST AND HAUL efficiency and logistics capabilities for low-cost and reliable operations HEALTHY FORESTS that are diverse, productive and grown sustainably to financial maturity OPTIMAL RAW MATERIALS to maximize mill margins through cost-effective fiber procurement WHAT WE DO Create and Capture Superior Value at Every Step NATURAL CLIMATE SOLUTIONS maximizing value through wind, solar, carbon, mitigation & conservation 8

Why we matter Long-Standing Focus on Sustainability We manage the most sustainable, versatile resource on earth: forests We are experts at using trees to make products people need We do it the right way so our forests will last forever WE ARE SUSTAINABLE BY NATURE OUR PORTFOLIO IS CLIMATE-FRIENDLY WE ARE SOCIALLY RESPONSIBLE

UNMATCHED PORTFOLIO Timberlands Real Estate, Energy & Natural Resources Wood Products Our Quality, Diversity and Scale Cannot Be Replicated 10

TIMBERLANDS PORTFOLIO

Superior Holdings Create Value Today and Tomorrow

U.S. WEST
High-Value Douglas Fir
2.5 MILLION ACRES

- Premium land west of Cascade mountains
- Sawlogs are ~90% of harvest
- Unique Japan export presence

OUR **UNMATCHED SCALE** MAKES US A **SIGNIFICANT SUPPLIER** TO MANUFACTURERS IN **EVERY REGION**

U.S. NORTH
Diverse Hardwoods and Softwoods
~1 MILLION ACRES

- Premium hardwood sawlogs
- Maximizing value with more than 300 product grades

U.S. SOUTH
Premium Southern Yellow Pine
~7 MILLION ACRES

- Highly productive planted pine forests
- Balanced mix of grade & fiber logs
- Scale operations in every major region



10.4 Million Acres Held in the U.S.

14 Million Acres Licensed in Canada

Approximate total acres as of December 31, 2024.
In May 2025, we announced an agreement to sell all timber license assets in British Columbia, in conjunction with the divestiture of our Princeton lumber mill.

11

TIMBERLANDS: HIGHLIGHTS

Unmatched Quality, Scale and Diversification

OUR COMPETITIVE ADVANTAGE

Exceptional quality & productivity

Unmatched timber-growing expertise

Unparalleled scale & market access

Superior delivered model & supply chain

Diverse customer mix to capture value

OUR GROWTH FOCUS

Disciplined Timberlands Investments

$1 Billion by 2025 | **Over $1.1 Billion[(1)]**

Target | Completed

ENDURING VALUE

ACROSS MARKET CYCLES

~$655 MILLION

Adjusted EBITDA[(2)]

3-Year Average

ADJUSTED EBITDA[(2,3)]

BY REGION (2022-2024)


West
54%
South
45%
North: 1%

Diversification and Scale Across All Major Markets

REVENUE

BY END MARKET (2024)


Export
18%
WY
Mills
27%
Third-Party
Domestic
55%

Flex Supply To Meet Dynamic Customer Demands and Capture Market Opportunities

(1) Includes an announced transaction for timberlands in North Carolina and Virginia that is under contract, expected to close in Q3 2025, and subject to customary closing conditions. (2) See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts. (3) Other is excluded.

12

COMPETITIVE POSITION We Are the Largest Timber REIT Our Scale Across All Major Woodbaskets Our Integrated Manufacturing Allows us to flex volume and maximize overall returns Our Delivered Log Business Model Enables us to capture higher margins TIMBER REIT OWNERSHIP Weyerhaeuser Rayonier PotlatchDeltic Gives us access across log markets Lowers our concentration risk Sources: Forisk Ownership Database 2024, tax parcel data (as available), public presentations, WY reports Source: Public filings Acres as of December 31, 2024. Sources: Public filings, WY reports Delivered vs. stumpage sales volumes for FY 2024. Excludes New Zealand volumes for RYN. Sources: Public filings, WY reports (1) Assumes PCH pulpwood and stumpage reported volumes are sold to third party customers. (2) Internal vs. third party sales volumes for FY 2024.

Weyerhaeuser TIMBERLANDS EXPORT MARKETS Unrivaled Market Position and Supply Chain Expertise UNIQUE JAPAN EXPORT BUSINESS Multi-decade relationships supplying post & beam housing market Western timberlands ownership provides premium logs at unrivaled scale Largest log export facility in North America creates substantial supply chain advantage and efficiencies OTHER WY EXPORT MARKETS Direct-to-customer strategy facilitates consistent demand Flexibility to quickly respond to shifts in global wood demand Southern exports positioned to grow Targeting new geographies and growing demand for wood fiber, biomass and pellets Southern Exports Western Exports (1) Percentages based on 2024 full year Timberlands export log sales. Less than 0.5% of export log revenue associated with sales to other markets. On March 4, 2025, Chinese customs authorities announced an immediate suspension of log imports from the U.S. As a result, shipments to Chinese customers are currently paused. Other Markets 14 14 Scale + Consistent Product Quality + Supply Chain Reliability = Export Competitive Advantage

WESTERN TIMBERLANDS

Unmatched Quality, Scale and Market Access



Washington
Oregon

TIMBER REIT OWNERSHIP

Acres in millions	WA	OR
Weyerhaeuser	1.1	1.4
Rayonier	0.3	0.01

Sources: Forisk Ownership Database 2024, tax parcel data (as available), public presentations, WY reports

Our Timber Inventory Is Primarily High-Value Species



Other
7%
Whitewood
12%
Douglas fir
81%

As of December 31, 2024.

We Ship ~2 Million Tons To High Value Export Markets



Export
22%
Domestic
78%

Export volumes as a percentage of total western log sales volumes in 2024.

- We have premium timberlands west of the Cascade mountains
- We hold the #1 position in Adjusted EBITDA per acre
- Our markets are highly tensioned, with domestic and export optionality
- Sawlogs are approximately 90% of our harvest volume

15

SOUTHERN TIMBERLANDS

Peer-Leading Scale and Market Access

Our Scale is Unmatched Across Southern Markets



~70% of New Capacity in States with Strong WY Holdings(1)
AR/OK/TX/LA
MS/AL
GA/FL/SC
NC/VA
VA
NC
SC
GA
AL
MS
AR
OK
TX
LA
FL
TIMBER REIT OWNERSHIP
Weyerhaeuser
Rayonier
PotlatchDeltic



GA/FL/SC
AR/OK/TX/LA
MS/AL
NC/VA
PCH
RYN
WY
0
1,000
2,000
3,000
4,000
5,000
6,000
7,000
Acres in thousands (YE 2024)

- We have significant scale across the South with access to grade and pulp markets
- We hold ~1.7 million acres in top southern log markets across the Atlantic Coast[2]
- Concentration risk is limited in any one market
- New capacity in the South supports future growth across our ownership
- Well positioned to serve growing Asian export markets

Sources: Forisk Ownership Database 2024, tax parcel data (as available), public presentations and filings, WY reports
(1) Represents completed and announced new sawmill capacity in 2017-2025, as of year-end 2024.

(2) Atlantic Coast includes Florida, Georgia, North Carolina and South Carolina.

16

TIMBERLANDS GROWTH STRATEGY UPDATE

Disciplined Approach to Growing the Value of Our Timberlands

TARGET

$1 Billion of Disciplined Investments from 2022 to 2025

ACHIEVED

Over $1.1 Billion[(1)]

Including announced acquisitions in
Washington, Carolinas, Virginia, Mississippi & Alabama

ANNOUNCED ACQUISITIONS

Approximate Location of Transaction Activity

Western Timberlands



Southern Timberlands



YEAR	LOCATION	PURCHASE PRICE ($ Millions)	ACRES (Thousands)
2022	Washington & Carolinas	$283	84.8
2023	Carolinas & Mississippi[(2)]	$219	82.7
2024	Alabama	$244	84.3
2025	North Carolina & Virginia[(3)]	$375	117.0

(1) Includes approximately $30 million of smaller bolt-on acquisitions, not separately announced.
(2) Timberlands acquired in Q4 2023 in the Carolinas and Mississippi were associated with a purchase and sale agreement, structured as a tax-efficient like-kind exchange. Final purchase price and acres acquired for this transaction include closing adjustments.
(3) Recently announced transaction for timberlands in North Carolina and Virginia is under contract, expected to close in Q3 2025, and subject to customary closing conditions.

17

100% OF OUR TIMBERLANDS ARE REFORESTED AFTER HARVEST TIMBERLANDS SUSTAINABILITY We Balance Our Harvesting with a Strong Foundation of Environmental Stewardship WE HARVEST ONLY 2% OF OUR FORESTS ON AVERAGE EACH YEAR WE LEAVE TREE BUFFERS ALONG WATERWAYS TO PROTECT AQUATIC HABITAT WE CERTIFY 100% OF OUR TIMBERLANDS TO THE SUSTAINABLE FORESTRY INITIATIVE® STANDARD WE PLANT MORE THAN 100 MILLION TREES EACH YEAR OUR WORKING FORESTS CONTRIBUTE TO CLIMATE CHANGE SOLUTIONS WE PARTICIPATE IN CONSERVATION AGREEMENTS ACROSS OUR TIMBERLANDS 18 18 Sustainable Forestry | Carbon Sequestration | Supporting Biodiversity

U.S. SOUTH Conservation Mineral Royalties Mitigation Banking SOUTHERN REGION Applying expertise and technology to enhance portfolio value across our timber holdings Forest Carbon NORTHERN REGION CO2 Real Estate (HBU) Mineral Royalties Wind Carbon Capture & Sequestration Solar and Wind Forest Carbon CO2 Real Estate (HBU) Real Estate Development Conservation Acreage as of December 31, 2024. REAL ESTATE, ENERGY & NATURAL RESOURCES Generating Value Through End-to-End Portfolio Management WESTERN REGION Wind Conservation Real Estate (HBU) Mineral Royalties

REAL ESTATE, ENERGY & NATURAL RESOURCES: HIGHLIGHTS

Consistent, Reliable Cash Generation | Growing Natural Climate Solutions

OUR COMPETITIVE ADVANTAGE

Unmatched expertise in evaluating and maximizing the full value from every acre

Strong track record in delivering significant premium to timber value

Well positioned to serve the rising demand for natural climate solutions

OUR GROWTH FOCUS

Grow Natural Climate Solutions EBITDA

$100 Million by YE 2025 | $84 Million in 2024
Target | Progress

ENDURING VALUE
ACROSS MARKET CYCLES

~$330 MILLION
Adjusted EBITDA(1)
3-Year Average

ADJUSTED EBITDA(1,2)
BY BUSINESS (2022-2024)



ENR
34%
Real Estate
66%

NATURAL CLIMATE SOLUTIONS
ADJUSTED EBITDA(1)



$ in millions
$22
$43
$84
$100
2020
2022
2024
2025

(1) See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts. Adjusted EBITDA from Natural Climate Solutions is included in Real Estate and ENR segment results.
(2) ENR EBITDA is primarily generated through steady royalty and lease income from third-party development of surface and subsurface assets, including the following activities within our Natural Climate Solutions Business: renewable energy, carbon capture and sequestration, and forest carbon. Real Estate EBITDA includes the following activities within our Natural Climate Solutions Business: mitigation banking and conservation.

20

REAL ESTATE BUSINESS We Continually Evaluate Every Acre to Unlock Higher and Better Use (HBU) Value (2) Annually, 2021-2024. HBU Acreage by Region(1) South 80% North 7% West 13% (1) As of December 31, 2024. PREMIUM LAND SALES Maximizing Value from Each Acre Via HBU Parcels Timberlands Acquisitions Will Replenish HBU Pipeline We Sell <1% OF OUR TIMBERLAND ACRES Annually 1.2 MILLION ACRES With HBU Attributes 100+% PREMIUM To Timber Value (2) 21

NATURAL CLIMATE SOLUTIONS BUSINESS

Leveraging Scale and Growing EBITDA as Markets Develop

EXPANDING OUR BUSINESS MODEL

FOREST CARBON

PARTICIPATING IN THE EMERGING CARBON CREDIT MARKET

- ✓ 2 projects approved, and 7 additional in progress
- ✓ Sold ~82,000 credits in the voluntary market over 2023 and 2024
- ✓ Expecting a significant increase in credit sales in 2025

CARBON CAPTURE & SEQUESTRATION

LEASING SUBSURFACE FOR CARBON SEQUESTRATION

- ✓ 3 agreements in place for projects in the U.S. South
- ✓ 500,000+ acres with suitable subsurface characteristics
- ✓ In discussions with high-quality developers for additional projects

GROWING OUR EXISTING BUSINESSES

RENEWABLE ENERGY

LEASING LAND FOR WIND AND SOLAR PRODUCTION

- ✓ First solar site online, and 2 additional under construction
- ✓ ~70 agreements for potential solar projects in the U.S. South
- ✓ 7 operating wind sites, and 1 additional to come online in 2025

MITIGATION & CONSERVATION

PRESERVING VALUABLE ECOSYSTEMS

- ✓ Mitigation: 16 active banks on more than 26,000 acres
- ✓ Pursuing conservation outcomes in select markets
- ✓ Markets expected to expand over time

22

WOOD PRODUCTS PORTFOLIO

Industry-Leading Scale, Diversification and Quality

OUR UNMATCHED ASSETS
+
SUPPLY CHAIN CAPABILITIES
=
PREFERRED SUPPLIER


LUMBER

2nd Largest Producer in North America

● 18 Lumber Mills(1)
(5.5 BBF)


ORIENTED STRAND BOARD

4th Largest Producer in North America

◆ 6 Oriented Strand Board Mills
(3.2 BSF)


ENGINEERED WOOD PRODUCTS

#1 Engineered Wood Capacity in North America

✚ 6 Engineered Wood Mills (42 MMCF)
▲ 3 Veneer/Plywood Mills (610 MMSF)
△ 1 Medium Density Fiberboard Mill (265 MMSF)


DISTRIBUTION

Located in the Largest Homebuilding Markets

○ 19 Distribution Centers


New TimberStrand®
EWP Facility
Under Construction(2)

(1) Excludes our New Bern lumber mill, which was indefinitely curtailed in Q3 2024. In May 2025, we announced an agreement to sell our Princeton lumber mill in British Columbia and all timber license assets in the province. The sale of the mill is expected to be completed in Q3 2025. (2) See slide 25 for details. WY relative positioning based on full year 2024 production. WY specific values represent capacity by product line as of December 31, 2024. Production capacity for engineered wood represents total solid section press capacity. WY engineered solid section facilities also may produce engineered I-joists to meet market demand. In 2024, approximately 22 percent of WY's total press production was converted into I-joists. Sources: Public filings, WY reports.

23

WOOD PRODUCTS: HIGHLIGHTS

Peer-Leading Performance, Superior Reliability and Preferred Supplier

OUR COMPETITIVE ADVANTAGE

Diverse customer mix & market demand drivers

Strategically located in prime woodbaskets

Expertise in transportation & logistics

Relentless focus on peer-leading cost structure

OUR GROWTH FOCUS

Expand EWP Capacity and Product Offering with **Investment in New Facility in the U.S. South**

Organically Grow Lumber Production by **5% Annually through 2025**

PEER-LEADING PERFORMANCE → **#1 IN ADJ. EBITDA MARGIN**
In All Manufacturing Businesses
3-Year Average

ADJUSTED EBITDA[(1)]
BY BUSINESS (2022-2024)



OSB
34%
EWP
31%
Lumber
27%
Distribution 8%

Diversified Mix of High-Quality Products

PERCENT OF SALES[(2)]
BY END MARKET (2024)



16%
17%
67%
New Residential: Single & Multi-Family
Repair & Remodel: Professional & DIY
Non-Residential Construction, Industrial & Other Uses

(1) See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts. Other is excluded.
(2) Percentages are approximate based on 2024 full year Wood Products net sales.

24

EXPANDING ENGINEERED WOOD PRODUCTS PORTFOLIO

Strategic Investment to Build New TimberStrand® Facility in Monticello, Arkansas

- **Expanding Weyerhaeuser's EWP offerings in the U.S. South**
  - New facility addresses underserved and growing market for TimberStrand in the U.S. South and serves the company's strong and expanding customer base in the region
  - Existing TimberStrand production located exclusively in Canada
- **Delivering seamless integration with Weyerhaeuser's existing timberlands and distribution network**
  - New facility enables conversion of lower quality southern logs and forest by-products into a higher value EWP product
  - ~80% of raw material sourcing will come from WY fee timberlands in the region
- **Doubling Weyerhaeuser's TimberStrand capacity**
  - New facility adds 10 million cubic feet of production capacity
  - Increases total company EWP capacity by ~24%

$100+ MILLION

OF ANNUAL ADJUSTED EBITDA(1)

expected at full operating capacity

- **Additional upside from portfolio integration benefits**
- **Construction to begin in 2025, with startup expected in 2027**
- **~$500 million investment between 2025 and 2027**


TimberStrand®LSL
TimberStrand®

TIMBERSTRAND GROWTH BENEFITS

- ✓ Innovative and versatile solid section beam product
- ✓ Proprietary technology – high barrier to entry for others
- ✓ Diversified and growing end markets with applications in residential, industrial and mass timber
- ✓ One of the lowest cost and highest margin products in WY's EWP portfolio

(1) See appendix for definition of Adjusted EBITDA and a statement about this non-GAAP measure.

25

Generation Z and Millennials are the largest population cohorts and have entered peak homebuying years Current homebuilding pace will not fully address the deficit resulting from a decade of underbuilding Current demand supported by low inventories for existing homes and incentives for new home purchases, despite elevated mortgage rates U.S. HOUSING REMAINS UNDERBUILT Underlying Demand U.S. Housing Starts Sources: CBO, U.S. Census Bureau Sources: FEA, U.S. Census Bureau Quarterly as of April 2025 EXPECT LONG-TERM GROWTH IN U.S. HOUSING Strong Demographic Fundamentals and Significant Housing Deficit FAVORABLE DEMOGRAPHICS U.S. POPULATION BY AGE 26 Period of substantial underbuilding

Current R&R activity holding steady Housing stock continues to age, with median age greater than 40 years Near-term demand supported by increased consumer savings, home equity and lock-in effect with elevated mortgage rates U.S. RETAIL BUILDING MATERIALS SALES TOTAL SPENDING Source: U.S. Census Bureau 2023 American Community Survey 1-Year Estimates Source: U.S. Census Bureau YTD Annualized as of March 2025 U.S. HOUSING STOCK YEAR BUILT FAVORABLE LONG-TERM repair & remodel FUNDAMENTALS Recent Moderation Driven By Cautious Consumer Sentiment 27 YTD Annualized

MASS TIMBER CONSUMPTION projected to increase >100% by 2029 INCREASED ADOPTION OF WOOD-BASED BUILDING Global Growth and Sustainability Attributes Driving Rising Demand for Wood Products Sources: United Nations, FEA Global Cross-Laminated Timber (CLT) Consumption Growth, Churkina et al. (Buildings as a global carbon sink, Jan. 2020) GLOBAL CONSTRUCTION square footage will expand >50% by 2050 WOOD-BASED CONSTRUCTION is CLIMATE POSITIVE Emissions Storage Mean CO2e per ton produced STEEL CEMENT WOOD CO2 28 1.9 3.9 2023 2029

Wood products sustainability Reducing Our Impact | Offering Climate-Friendly Products WE CERTIFY 100% OF OUR WOOD FIBER SUPPLY TO THE Sustainable Forestry Initiative® Fiber Sourcing or Certified Sourcing Standards WE MEET MORE THAN TWO-THIRDS OF OUR OWN ENERGY NEEDS USING RENEWABLE BIOMASS ON AVERAGE, 99% of our wood residuals are used to create other products or to generate energy WE HAVE AN AMBITIOUS TARGET TO REDUCE OUR GREENHOUSE GAS EMISSIONS BY 2030 29 29 Committed To Sustainability Throughout Our Supply Chain

INDUSTRY-LEADING PERFORMANCE Operational Excellence Relative Competitive Performance Significant, Sustainable Margin Improvement Accelerated by Innovation Innovation 30

OPERATIONAL EXCELLENCE Delivering Sustainable Margin Improvement Through the Cycle SUSTAINABLE MARGIN IMPROVEMENT Targeting $175-250 Million from 2022-2025 EXPANDING OUR REACH WITH OPX 2.0 Finding Opportunity in Every Corner Future Value World Class Execution on Critical Activities That Generate Longer-Term Value Cost Avoidance Intentional Work to Eliminate or Reduce Potential Cost Increases in the Future Efficiency Projects That Standardize Processes, Reduce Manual Work, Streamline Systems Cross-Business OpX Opportunities to Drive Improvement Within Our Integrated Supply Chain Timberlands Harvest & Haul • Silviculture Marketing • Merchandising Wood Products Controllable Cost • Recovery Reliability • Product Mix Cross- Business OpX

DELIVERING SUPERIOR RELATIVE PERFORMANCE

Our OpX Scorecard



WE HOLD THE

#1 Position

IN ADJ. EBITDA MARGIN IN ALL MANUFACTURING BUSINESSES

3-YEAR AVERAGE



WE ACHIEVED THE

Largest Improvement

IN DISTRIBUTION MARGIN

2011 THROUGH 2024



WE HOLD THE

#1 Position

IN ADJ. EBITDA PER ACRE IN WESTERN TIMBERLANDS

WOOD PRODUCTS

ADJUSTED EBITDA MARGIN(1,2)


LUMBER(3)
50%
40%
30%
20%
10%
0%
-10%
2011
2016
2021
2024
Weyerhaeuser vs Peers
ORIENTED STRAND BOARD(4)
70%
50%
30%
10%
-10%
2011
2016
2021
2024
Weyerhaeuser vs Peers
ENGINEERED WOOD PRODUCTS(5)
35%
25%
15%
5%
-5%
2011
2016
2021
2024
Weyerhaeuser vs Peers
DISTRIBUTION
12%
8%
4%
0%
-4%
-8%
2011
2016
2021
2024
Weyerhaeuser vs Peers

Sources for competitor data: Public filings. Results include only North American operations.
(1) See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts.
(2) Wood Products peers include BlueLinx, Boise Cascade, Canfor, Interfor, Louisiana Pacific and West Fraser.
(3) 2017-2024 lumber margins include expenses for softwood lumber countervailing and anti-dumping duties for all companies shown.
(4) After 2021, West Fraser (previously Norbord) excluded due to changes in segment reporting, which now combines OSB and EWP segments.
(5) After 2021, Louisiana Pacific excluded due to the sale of its EWP business in 2022.

32

innovation Creating Significant Value Through Our Accelerated Focus on Innovation Automation & Robotics Unmanned Autonomous Vehicles Artificial Intelligence & Machine Learning Energy-Efficient Equipment 33

STRONG ESG FOUNDATION Sustainability Strategy ESG Performance Sustainability Is a Core Value Carbon Record 34

Sustainable to our core Strong ESG Performance | Clear Business Alignment | Ambitious Positive Impact OUR SUSTAINABILITY STRATEGY Maintain ESG Foundation Improve Business Alignment Demonstrate Positive Impact Ten-year roadmap to review and adjust ESG-related focus areas and strategies Set and meet appropriate annual goals Monitor focus areas and report progress Increase visibility in business processes Strengthen awareness and pride Identify opportunities and mitigate risks Improve sustainability performance Working to solve 3 big challenges by 2030 Climate change solutions Sustainable homes for everyone Thriving rural communities OUR ESG PERFORMANCE Environmental Stewardship Social Responsibility Corporate Governance More than 100 million trees planted each year 2% of our forests harvested on average each year 100% of our timberlands reforested after harvest 100% of our timberlands and wood fiber supply certified to SFI® standards 38 million metric tons of CO2e removed in our forests and wood products in 2024 Over two-thirds of our energy needs met with renewable biomass 99% of our wood residuals are used to create other products or generate energy <2 recordable incident rate for over a decade 89% of our employees agree we always put safety first 9,000+ family-wage jobs in mostly rural communities 84% of our employees agree their work environment is inclusive $6.5 million in charitable giving to the communities where we operate in 2024 87% of our employees agree they have the training they need to do their jobs well >94% say on pay support in 2025 8 new directors appointed to our board since 2015 40% of our board of directors are women; one woman of color

OUR CARBON RECORD We Remove Nearly Four Times More Carbon Dioxide Than We Emit We Are Members of The Climate Pledge and Are Committed to Net-Zero Emissions by 2040 36 Metric tons of carbon dioxide equivalent (mtCO2e) for full-year 2024. We normally update Carbon Record results annually in Q2. 38 million mtCO2e in 2024 2.3-3.6 billion mtCO2e We Set an Ambitious, Science-Based Target to Reduce Emissions by 2030 Our Forests Store 9.8 million mtCO2e in 2024 Scope 1 & 2 Scope 3 TRACK 1 Carbon Emissions TRACK 2 Carbon Removals TRACK 3 Carbon Storage TRACK 4 Emissions Reduction We are on the pathway to net-zero emissions Forests store CO2 in trunks, branches, leaves and roots The world needs more carbon removals The world needs less carbon emissions 42% 25%

DISCIPLINED CAPITAL ALLOCATION 37 Shareholder Returns Capital Expenditures Long-Term Commitment to Balancing Three Key Priorities Capital Structure

INVEST IN OUR BUSINESSES RETURN CASH TO SHAREHOLDERS MAINTAIN AN APPROPRIATE CAPITAL STRUCTURE CORE ALLOCATION Investment Grade Credit Rating Disciplined Capital Expenditures Sustainable Base Dividend OPPORTUNISTIC ALLOCATION Value-Enhancing Growth Opportunities Liability Management Supplemental Dividends & Share Repurchases DISCIPLINED CAPITAL ALLOCATION Balanced and Sustainable Philosophy – Three Key Priorities 38

(1) See appendix for definition of Adjusted FAD and reconciliation to GAAP amounts. (2) Normally declared and paid annually in Q1, based on prior year results. RETURNING CASH TO SHAREHOLDERS Allocation Framework and Cash Return Calculation TARGETED RETURN OF CASH TO SHAREHOLDERS Calculated on an Annual Basis 20-25% of Adjusted FAD SUSTAINABLE BASE DIVIDEND supported by Timberlands and Real Estate & ENR cash flow, even at the bottom of the cycle SUPPLEMENTAL DIVIDEND(2) AND/OR SHARE REPURCHASE to achieve targeted return of 75-80% of annual Adjusted FAD EXCESS CASH available for growth, debt paydown and additional share repurchase $ Return 75-80% of Adjusted FAD to Shareholders ADJUSTED FUNDS AVAILABLE FOR DISTRIBUTION(1) Allocation Framework 39 Adjusted FAD Quarterly Base Cash Dividends Targeted Return to Shareholders To Achieve 75-80% Payout Cash Available for Allocation Between Supplemental Dividend(2) and/or Opportunistic Share Repurchase 75-80% Payout

2024 Cash return summary Returned $735 Million of Cash to Shareholders 40 Reinforcing the durability of our portfolio and flexible approach to cash returns across market cycles Quarterly base dividends largely covered by our 2024 Adjusted Funds Available for Distribution(1) Opportunistic share repurchase activity represents incremental returns in 2024, above and beyond our annual cash return commitment (1) See appendix for definition of Adjusted FAD and reconciliation to GAAP amounts. (2) Share repurchase activity in 2024 totaled $153 million at an average price of $31.31 per share. $582 Million $0.80 per share $153 Million Quarterly Base Dividends Share Repurchase(2) $735 Million Total Cash Return CASH RETURNS BASED ON 2024 RESULTS AND ACTIONS Demonstrating our commitment to returning meaningful and appropriate amounts of cash back to shareholders

RETURNING CASH TO SHAREHOLDERS Demonstrating The Power of Our Cash Return Framework 41 (1) As of May 8, 2025 press release announcing quarterly base dividend and share repurchase updates. 2025 YTD includes Q1 2025 base dividend, an estimate of the declared Q2 2025 base dividend, and approximately $100 million of share repurchase under the company’s recently completed 2021 authorization. (2) Supplemental dividends associated with 2021 results include a $0.50 per share interim distribution paid in Q4 2021 and a $1.45 per share distribution paid in Q1 2022. Supplemental dividends associated with 2022 results include a $0.90 per share distribution paid in Q1 2023. Supplemental dividends associated with 2023 results include a $0.14 per share distribution paid in Q1 2024. (3) Dividend yield calculations assume a share price of $25.91, the closing price on April 30, 2025. OVER $5.7 BILLION RETURNED TO SHAREHOLDERS THROUGH DIVIDENDS AND SHARE REPURCHASE 2021-2025 YTD(1) ALLOCATION OF CASH RETURNS 2021-2025 YTD(1) ~$2.5 Billion Base Dividends ~$2.2 Billion Supplemental Dividends(2) ~$1.0 Billion Share Repurchase DIVIDEND YIELD Calendar Year(3) 2021 4.6% 2022 8.4% 2023 6.4% 2024 3.6% NEW $1 BILLION SHARE REPURCHASE PROGRAM Authorized in May 2025

DELIVERED ANNUAL BASE DIVIDEND INCREASES In-Line with Multi-Year Target to Grow Our Base Dividend by 5% Annually (1) Assumes current quarterly base dividend of $0.21 per share. 42 +5.9% +5.6% +5.3% (1) BASE DIVIDEND GROWTH DRIVERS Timberlands Targeted acquisitions and business development Natural Climate Solutions Growing EBITDA to $100 million by YE 2025 Performance Improvements Innovation and CapEx improve margins and down-cycle cash flows Generating Incremental & Sustainable Cash Flows Across Market Conditions +5.0%

CAPITAL EXPENDITURES Organic Investments to Sustain and Enhance Our Operations CAPITAL EXPENDITURES(1) $ in millions Wood Products: $310 million in 2025 Maintenance capex is $150-200 million Projects to improve costs and reliability Timberlands: $120 million in 2025 Reforestation and silviculture Roads and infrastructure Real Estate & ENR: Minimal Limited spending for entitlement activities and Natural Climate Solutions Corporate: $10 million in 2025 Primarily IT systems (1) Includes capitalized interest of $4 million in 2021, $6 million in 2022, $7 million in 2023, and $10 million in 2024. (2) 2022 spend was higher than initial guidance of $440 million primarily due to the acceleration of equipment orders with extended lead times for future planned capital projects. (3) Excludes the investment in our Monticello engineered wood products facility. (2) 43 43 Consistent Investments – Largely In-Line with CapEx Target Range of $420-$440 Million (3)

MAINTAIN AN APPROPRIATE CAPITAL STRUCTURE

Operating from a Strong Financial Position with Significant Flexibility

INVESTMENT GRADE CREDIT PROFILE

Baa2 Moody's　　**BBB** Standard & Poor's

NET DEBT TO ADJUSTED EBITDA (LTM)(1)



LEVERAGE RATIO TARGET:
3.5x
OVER THE CYCLE
6x
4x
2x
3.5x Target
Q1.17
Q3.17
Q1.18
Q3.18
Q1.19
Q3.19
Q1.20
Q3.20
Q1.21
Q3.21
Q1.22
Q3.22
Q1.23
Q3.23
Q1.24
Q3.24
Q1.25

OPPORTUNISTIC LIABILITY MANAGEMENT

Paid Down Debt of ~$1.2 billion since 2020 Q3

Refinanced ~$2.1 billion of debt since 2022 Q1

Reduced Pension Obligations by ~$4.5 billion since 2018

STRONG ASSET COVERAGE

OVER 80% of business assets are in Timberlands

AMPLE LIQUIDITY

$1.5 BILLION available revolving line of credit

All data as of March 31, 2025.
(1) Last twelve months Adjusted EBITDA for each quarter presented. See appendix for definition of Net Debt to Adjusted EBITDA and reconciliation to GAAP amounts.

44

45 Current Market Dynamics Long-Term Demand Fundamentals Carbon Platform KEY MARKET DRIVERS

LUMBER ORIENTED STRAND BOARD WESTERN LOGS SOUTHERN LOGS Current market dynamics for our products Improving sawlog demand with new mill capacity coming into the region WY fiber log demand generally stable Log pricing showing notable gains across several geographic sub-areas Emerging log export opportunity Current R&R activity holding steady Single-family construction activity remains resilient Composite pricing above historical pre-pandemic levels B.C. mill closures will be replaced by U.S. South capacity additions Supportive long-term housing fundamentals Single-family construction activity remains resilient Current pricing slightly above historical pre-pandemic levels Supportive long-term housing fundamentals Recent increase in domestic log pricing Steady domestic wood products production Generally stable Japanese demand for WY logs Favorable longer-term Chinese log demand; supply constraints from Europe and Russia(1) 46 (1) On March 4, 2025, Chinese customs authorities announced an immediate suspension of log imports from the U.S. As a result, shipments to Chinese customers are currently paused.

Rising Global Demand for Wood Fiber Increased Adoption of Wood-Based Building Increased Demand for Natural Climate Solutions Growing Demand for U.S. Housing 2 3 4 FUNDAMENTAL DRIVERS SHAPING OUR INDUSTRY We Are Well Positioned to Capitalize on These Opportunities 1

Our carbon platform Driving Long-Term Portfolio Value as Carbon Markets Develop LAND & FOREST Forest Carbon Credits Renewable Energy Mitigation & Conservation SUBSURFACE Carbon Capture & Sequestration WOOD PRODUCTS Carbon Storage ENHANCING VALUE OVER TIME Underlying Timberlands Value Increased Demand for Climate-Friendly Wood Products Growing Cash Flow from Natural Climate Solutions Strong Timberlands Foundation Largest private owner of timberlands in the U.S. Our timberlands sequester millions of tons of CO2 annually Surface & subsurface ownership is a strategic competitive advantage Complementary Wood Products Business Growing Natural Climate Solutions Industry-leading scale, diversification and quality Our wood products store carbon for the entire product life cycle Committed to sustainability across our operations and supply chain Expertise and technology to maximize value from every acre Emerging opportunities as carbon markets develop Increasing demand from existing lines of business 48

Weyerhaeuser Investment thesis Superior Shareholder Value Unmatched Portfolio Industry-Leading Performance Disciplined Capital Allocation 49 Strong ESG Foundation

APPENDIX Additional Materials 50

WOOD PRODUCTS SALES REALIZATIONS: CURRENT VS. 2025 Q1

WEYERHAEUSER'S AVERAGE SALES REALIZATIONS

Approximate Change

As of May 23, 2025

LUMBER[1] 	**Q2 QTD vs. Q1 AVERAGE**	**+$10/MBF HIGHER**	WY's SENSITIVITY CHANGE IN REALIZATIONS **$10/MBF** **≈ $50 million** EBITDA ANNUALLY
	CURRENT vs. Q1 AVERAGE	**COMPARABLE**	
OSB[2] 	**Q2 QTD vs. Q1 AVERAGE**	**-$20/MSF LOWER**	WY's SENSITIVITY CHANGE IN REALIZATIONS **$10/MSF** **≈ $30 million** EBITDA ANNUALLY
	CURRENT vs. Q1 AVERAGE	**-$45/MSF LOWER**	

(1) Changes in average realizations typically lag changes in industry benchmark pricing due to length of order files.
(2) WY reports OSB realizations in MSF 3/8". Changes in average realizations typically lag changes in industry benchmark pricing due to length of order files.

51

LUMBER DEMAND FUNDAMENTALS AND PRICING LUMBER PRICING FRAMING LUMBER COMPOSITE NORTH AMERICAN LUMBER CONSUMPTION BY END USE, 2024 Source: FEA Source: Random Lengths Q2 QTD as of 5/23/2025 Current R&R activity holding steady Single-family construction activity remains resilient Composite pricing above historical pre-pandemic levels Supportive long-term housing fundamentals Mass timber and CLT will drive higher non-residential usage over time

Log supply declining in British Columbia due to fires, pine beetle and lower allowable cut Canadian lumber exports to the U.S. remain subject to duties Canadian share of lumber market has decreased U.S. Southern lumber production gaining share NORTH AMERICAN CAPACITY(1) % SHARE BY REGION NORTH AMERICAN LUMBER PRODUCTION BY REGION, 2024 Source: FEA Total North American softwood lumber production of 56 BBF in 2024. LUMBER B.C. Mill Closures Being Replaced by Capacity Additions in the U.S. South Source: FEA (1) Chart does not display share of other U.S. regions which constitute approximately 4% of total North American capacity.

OSB DEMAND FUNDAMENTALS AND PRICING Single-family construction activity remains resilient Current pricing slightly above historical pre-pandemic levels Supportive long-term housing fundamentals Source: FEA ORIENTED STRAND BOARD PRICING 7/16” NORTH CENTRAL NORTH AMERICAN OSB CONSUMPTION BY END USE, 2024 Source: Random Lengths Q2 QTD as of 5/23/2025

WESTERN LOGS

Tensioned Market with Domestic and Export Optionality

- Largest driver of demand is U.S. housing activity
- Generally stable Japanese demand for WY premium logs
- China has favorable longer-term import needs and faces constraints from suppliers in Europe and Russia(1)

(1) On March 4, 2025, Chinese customs authorities announced an immediate suspension of log imports from the U.S. As a result, shipments to Chinese customers are currently paused.

WESTERN SAWLOG PRICING

DELIVERED DOUGLAS FIR #2



1,000
800
600
400
200
$/MBF
1997
2001
2005
2009
2013
2017
2021
2025 YTD
YTD
ANNUAL

Sources: Log Lines, WY reports
YTD as of March 2025

WY's SENSITIVITY

CHANGE IN REALIZATIONS

$25/MBF

≈ $30 million

EBITDA ANNUALLY

WY transacts Western logs primarily in MBF but reports in ton equivalents. A $5/ton change in WY realizations is approximately $40 million of annual EBITDA.

JAPAN HOUSING STARTS

WOOD-BASED



0.8
0.6
0.4
0.2
0.0
Millions
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 LTM

Source: Japan Ministry of Land, Infrastructure & Transport (MLIT)
LTM as of March 2025

CHINA SOFTWOOD LOG IMPORTS

FROM ALL COUNTRIES



60
50
40
30
20
10
0
Million cubic meters
All Other
New Zealand
Europe
USA
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 LTM

Source: China Gov't Statistics. Customs Code Numbers: 4403-2000 Logs, coniferous.
LTM as of March 2025

55

SOUTHERN LOGS

Improving Sawlog Demand Will Drive Long-Term Price Improvement

- Sawlog demand improving as capacity increases; WY's timberlands are well positioned to benefit
- WY fiber log demand generally stable
- Log pricing showing notable gains across several geographic sub-regions
- Additional upside opportunity from Southern log exports

SOUTHERN SAWLOG PRICING

DELIVERED SOUTHERN AVERAGE PINE SAWLOG



60
55
50
45
40
35
$/Green ton
1997
2001
2005
2009
2013
2017
2021
2025 YTD
YTD
ANNUAL

Source: Timber Mart-South
YTD as of March 2025

WY's SENSITIVITY

CHANGE IN REALIZATIONS

$5/ton ≈ $55 million

EBITDA ANNUALLY

~11 BBF
2017 – 2025

U.S. SOUTH CAPACITY ADDITIONS

2017-2025(1)



New Sawmill Capacity Announced
New Sawmill Capacity Completed
WY Timberlands

(1) Represents completed and announced new sawmill capacity in 2017-2025, as of year-end 2024. Sources: Forisk, WY reports

SAWMILL CAPACITY ADDITIONS

COMPLETED & ANNOUNCED BY STATE
2017-2025(2)



2,500
2,000
1,500
1,000
500
0
MMBF
States encompassing 70+% of WY's Southern holdings
OK
VA
NC
FL
SC
TX
AR
GA
LA
MS
AL

(2) Represents completed and announced new sawmill capacity in 2017-2025, as of year-end 2024.
Sources: Forisk, WY reports

56

NCREIF Timberland INDEX INDEXED MARKET VALUE Per Acre, by Region Source: National Council of Real Estate Investment Fiduciaries (NCREIF) Timberland Index. Changes in index composition may affect average market values (e.g., NCREIF Northwest expanded to include Idaho in 2013). YTD as of March 2025 Perpetually Growing Asset Low Correlation With Other Asset Classes TIMBERLANDS Enduring Value Across Market Cycles

58 (1) Acquisitions include mid-coastal Oregon (2020), Alabama (2021, 2024), North and South Carolina (2022, 2023), Mississippi (2023) and a small property in Coastal Washington (2021). Divestitures include Montana (2020), southern Oregon (2020), North Cascades Washington (2021), Upstate South Carolina (2023), and other small nonstrategic properties. (2) Free Cash Flow defined as Timberlands EBITDA generated less capital expenditures to support operations. Timber Free Cash Flow(2) $ In Millions 5-Year Annual Average Timber Free Cash Flow Yield 5-Year Annual Average Harvest Tons In Thousands 5-Year Annual Average Acres Transacted(1) In Thousands DIVESTITURES ~$1.1 Billion Generated from Non-Strategic Acres ACQUISITIONS ~$1.3 Billion Deployed Into Strategic Acquisitions  SIGNIFICANTLY INCREASED HARVEST VOLUMES & CASH FLOWS ON FEWER ACRES 58 WEYERHAEUSER TIMBERLANDS A&D PERFORMANCE 2020 – 2024 ACTIVE TIMBERLANDS PORTFOLIO MANAGEMENT Increasing Cash Flows and Portfolio Value   Net Change +$50 Million Net Change +3.8% Net Change +1.5 Million Tons Net Change -680 Thousand Acres

DELIVERING SUPERIOR RELATIVE PERFORMANCE

Our OpX Scorecard

TIMBERLANDS
ADJUSTED EBITDA[1,2] PER ACRE

WEST


$220
$180
$140
$100
$60
$20
2011
2016
2021
2024

Weyerhaeuser Timberlands & ENR vs **Peers**

SOUTH


$90
$75
$60
$45
$30
$15
$0
2011
2016
2021
2024

Weyerhaeuser Timberlands & ENR vs **Peers**

WOOD PRODUCTS
ADJUSTED EBITDA MARGIN[1,3]

LUMBER[4]


50%
40%
30%
20%
10%
0%
-10%
2011
2016
2021
2024

Weyerhaeuser vs **Peers**

ORIENTED STRAND BOARD[5]


70%
50%
30%
10%
-10%
2011
2016
2021
2024

Weyerhaeuser vs **Peers**

ENGINEERED WOOD PRODUCTS[6]


35%
25%
15%
5%
-5%
2011
2016
2021
2024

Weyerhaeuser vs **Peers**

DISTRIBUTION


12%
8%
4%
0%
-4%
-8%
2011
2016
2021
2024

Weyerhaeuser vs **Peers**

Sources for competitor data: Public filings. Results include only North American operations.
(1) See appendix for definition of Adjusted EBITDA and reconciliation to GAAP amounts.
(2) 2020 EBITDA for Weyerhaeuser Southern Timberlands reflects announced 10 percent reduction in 2020 fee harvest volumes. Timberlands peers include NCREIF, PotlatchDeltic and Rayonier. To improve comparability with peer disclosures, amounts shown for Weyerhaeuser include Timberlands EBITDA and non-timber income currently reported in the company's Energy & Natural Resources business.
(3) Wood Products peers include BlueLinx, Boise Cascade, Canfor, Interfor, Louisiana Pacific and West Fraser.
(4) 2017-2024 lumber margins include expenses for softwood lumber countervailing and anti-dumping duties for all companies shown.
(5) After 2021, West Fraser (previously Norbord) excluded due to changes in segment reporting, which now combines OSB and EWP segments.
(6) After 2021, Louisiana Pacific excluded due to the sale of its EWP business in 2022.

59

Notable INDICES & RANKINGS Recognized ESG Leader Sustained High Performance in Major Ratings and Rankings S&P Global ESG Best-in-class among North American companies and peers Included in major ESG indices, such as the Dow Jones Best-In-Class North America Index (1) Committed to enhancing our performance and achieving full recognition for our strong practices Focused on ensuring alignment between ESG ratings and our stakeholders’ needs ETHISPHERE named WY one of the WORLD’S MOST ETHICAL COMPANIES® MSCI ESG Rating 60 (1) Formerly Dow Jones Sustainability Index.

WELL-LADDERED DEBT PROFILE All data as of March 31, 2025. (1) Excludes $550 million of variable rate debt. (2) Revolving credit facility was undrawn as of March 31, 2025. This credit facility has a capacity of $1.5 billion and expires in March 2028. $5.2 billion of long-term debt outstanding 89% fixed rate Weighted average maturity of ~7 years Weighted average interest rate of 5.1%(1) Enhanced financial flexibility and lowered interest expense as a result of debt reduction and liability management actions since 2020 Continue to refinance high coupon debt at favorable rates Revolver used for working capital management as needed(2) Debt maturity profile $ in millions

OUR COMPANY VISION 62

ADJUSTED EBITDA RECONCILIATION

Total Company

$ Millions	2017	2018	2019	2020	2021	2022	2023	2024
Adjusted EBITDA[1]	**$2,080**	**$2,032**	**$1,276**	**$2,201**	**$4,094**	**$3,654**	**$1,694**	**$1,292**
Depletion, depreciation & amortization	(521)	(486)	(510)	(472)	(477)	(480)	(500)	(502)
Basis of real estate sold	(81)	(124)	(116)	(141)	(71)	(84)	(93)	(120)
Unallocated pension service costs	(4)	—	—	—	—	—	—	—
Special items included in operating income	(343)	(28)	1	122	97	(10)	85	15
Operating Income (GAAP)	**$1,131**	**$1,394**	**$651**	**$1,710**	**$3,643**	**$3,080**	**$1,186**	**$685**
Non-operating pension and other post-employment benefit costs	(62)	(272)	(516)	(290)	(19)	(254)	(45)	(42)
Interest income and other	40	60	30	5	5	25	76	53
Net Contribution to Earnings	**$1,109**	**$1,182**	**$165**	**$1,425**	**$3,629**	**$2,851**	**$1,217**	**$696**
Interest expense, net	(393)	(375)	(369)	(351)	(313)	(270)	(280)	(269)
Loss on debt extinguishment	—	—	(9)	(92)	—	(276)	—	—
Income taxes	(134)	(59)	137	(185)	(709)	(425)	(98)	(31)
Net Earnings (Loss) (GAAP)[2]	**$582**	**$748**	**$(76)**	**$797**	**$2,607**	**$1,880**	**$839**	**$396**

(1) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.
(2) Net earnings for 2017, 2018, 2019, 2020 and 2022 include net charges of $52 million, $122 million, $354 million, $285 million and $359 million, respectively, of after-tax non-operating special items which are reported in non-operating pension and other post-employment benefit costs, interest income and other, interest expense, net, and income taxes.

63

NET DEBT TO ADJUSTED EBITDA RECONCILIATION

Total Company (2017-2021)

$ Millions	2017				2018				2019				2020				2021			
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Net Debt to Adjusted EBITDA (LTM) (1,2,3)	3.6	3.3	2.9	2.5	2.5	2.2	2.5	3.0	3.3	3.9	4.7	4.9	4.5	4.1	2.9	2.3	1.5	0.9	0.7	0.8
Total debt	$6,606	$6,604	$5,995	$5,992	$5,928	$5,924	$5,921	$6,344	$6,401	$6,293	$6,590	$6,377	$7,426	$6,299	$5,974	$5,475	$5,475	$5,250	$5,250	$5,099
Less: Cash and cash equivalents and short-term investments	455	701	497	824	598	901	348	334	259	212	153	139	1,458	643	787	495	1,016	1,777	2,326	1,879
Net Debt	**$6,151**	**$5,903**	**$5,498**	**$5,168**	**$5,330**	**$5,023**	**$5,573**	**$6,010**	**$6,142**	**$6,081**	**$6,437**	**$6,238**	**$5,968**	**$5,656**	**$5,187**	**$4,980**	**$4,459**	**$3,473**	**$2,924**	**$3,220**
Adjusted EBITDA (LTM) (1,2,3)	**$1,701**	**$1,794**	**$1,929**	**$2,080**	**$2,170**	**$2,301**	**$2,237**	**$2,032**	**$1,853**	**$1,559**	**$1,362**	**$1,276**	**$1,324**	**$1,367**	**$1,804**	**$2,201**	**$2,889**	**$4,076**	**$4,077**	**$4,094**
Depletion, depreciation & amortization	(541)	(537)	(531)	(521)	(508)	(498)	(488)	(486)	(489)	(494)	(507)	(510)	(510)	(503)	(483)	(472)	(467)	(470)	(473)	(477)
Basis of real estate sold	(106)	(103)	(108)	(81)	(79)	(91)	(113)	(124)	(160)	(171)	(149)	(116)	(130)	(131)	(147)	(141)	(106)	(96)	(67)	(71)
Unallocated pension service costs	(5)	(5)	(4)	(4)	(2)	(2)	(1)	—	—	—	—	—	—	—	—	—	—	—	—	—
Special items in operating income	(73)	(264)	(457)	(343)	(339)	(149)	58	(28)	(40)	(20)	33	1	33	41	(92)	122	110	102	214	97
Operating Income (LTM) (GAAP) (1)	**$976**	**$885**	**$829**	**$1,131**	**$1,242**	**$1,561**	**$1,693**	**$1,394**	**$1,164**	**$874**	**$739**	**$651**	**$717**	**$774**	**$1,082**	**$1,710**	**$2,426**	**$3,612**	**$3,751**	**$3,643**
Equity earnings (loss) from joint ventures	17	10	2	1	1	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-operating pension and other post-employment benefit costs	12	(6)	(35)	(62)	(64)	(69)	(70)	(272)	(718)	(715)	(713)	(516)	(55)	(55)	(49)	(290)	(289)	(280)	(276)	(19)
Interest income and other	43	42	38	39	42	44	46	60	58	53	46	30	21	17	13	5	5	5	4	5
Net Contribution to Earnings (LTM) (1)	**$1,048**	**$931**	**$834**	**$1,109**	**$1,221**	**$1,537**	**$1,669**	**$1,182**	**$504**	**$212**	**$72**	**$165**	**$683**	**$736**	**$1,046**	**$1,425**	**$2,142**	**$3,337**	**$3,479**	**$3,629**
Interest expense, net of capitalized interest	(435)	(421)	(405)	(393)	(387)	(379)	(374)	(375)	(377)	(388)	(386)	(378)	(356)	(357)	(365)	(385)	(437)	(412)	(380)	(313)
Loss on debt extinguishment	—	—	—	—	—	—	—	—	(12)	—	—	—	—	(11)	(23)	(58)	—	—	—	—
Income taxes	(102)	(105)	(56)	(134)	(140)	(171)	(183)	(59)	75	177	159	137	36	(61)	(167)	(185)	(377)	(641)	(616)	(709)
Net Earnings (Loss) from Continuing Operations (LTM) (1)	**$511**	**$405**	**$373**	**$582**	**$694**	**$987**	**$1,112**	**$748**	**$190**	**$1**	**($155)**	**($76)**	**$363**	**$307**	**$491**	**$797**	**$1,328**	**$2,284**	**$2,483**	**$2,607**
Earnings from discontinued operations, net of income taxes	592	554	489	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net Earnings (Loss) (LTM) (GAAP) (1)	**$1,103**	**$959**	**$862**	**$582**	**$694**	**$987**	**$1,112**	**$748**	**$190**	**$1**	**($155)**	**($76)**	**$363**	**$307**	**$491**	**$797**	**$1,328**	**$2,284**	**$2,483**	**$2,607**
Dividends on preference shares	(11)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Net Earnings (Loss) to Common Shareholders (LTM) (GAAP) (1)	**$1,092**	**$959**	**$862**	**$582**	**$694**	**$987**	**$1,112**	**$748**	**$190**	**$1**	**($155)**	**($76)**	**$363**	**$307**	**$491**	**$797**	**$1,328**	**$2,284**	**$2,483**	**$2,607**

(1) LTM = last twelve months.
(2) Net debt to Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Net debt to Adjusted EBITDA, as we define it, is long-term debt and borrowings on line of credit, net of cash and cash equivalents and short-term investments divided by the last twelve months of Adjusted EBITDA.
(3) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

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NET DEBT TO ADJUSTED EBITDA RECONCILIATION

Total Company (2022-2025 Q1)

$ Millions	2022				2023				2024				2025
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1
Net Debt to Adjusted EBITDA (LTM) (1,2,3)	**0.9**	**0.8**	**0.8**	**1.0**	**1.7**	**2.2**	**2.2**	**2.3**	**2.5**	**2.6**	**3.2**	**3.4**	**3.6**
Total debt	$5,053	$5,053	$5,053	$5,053	$5,053	$5,797	$5,679	$5,069	$5,071	$5,072	$5,074	$5,076	$5,167
Less: Cash and cash equivalents and short-term investments	1,205	1,723	1,920	1,581	797	1,760	1,841	1,164	871	997	877	684	560
Net Debt	**$3,848**	**$3,330**	**$3,133**	**$3,472**	**$4,256**	**$4,037**	**$3,838**	**$3,905**	**$4,200**	**$4,075**	**$4,197**	**$4,392**	**$4,607**
Adjusted EBITDA (LTM) (1,2,3)	**$4,490**	**$4,122**	**$3,959**	**$3,654**	**$2,552**	**$1,816**	**$1,742**	**$1,694**	**$1,651**	**$1,592**	**$1,319**	**$1,292**	**$1,268**
Depletion, depreciation & amortization	(481)	(480)	(481)	(480)	(484)	(491)	(494)	(500)	(499)	(499)	(502)	(502)	(502)
Basis of real estate sold	(75)	(90)	(86)	(84)	(86)	(60)	(87)	(93)	(91)	(117)	(106)	(120)	(113)
Unallocated pension service costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Special items in operating income	97	97	65	(10)	(10)	(21)	(21)	85	85	121	111	15	15
Operating Income (LTM) (GAAP) (1)	**$4,031**	**$3,649**	**$3,457**	**$3,080**	**$1,972**	**$1,244**	**$1,140**	**$1,186**	**$1,146**	**$1,097**	**$822**	**$685**	**$668**
Equity earnings (loss) from joint ventures	—	—	—	—	—	—	—	—	—	—	—	—	—
Non-operating pension and other post-employment benefit costs	(26)	(36)	(43)	(254)	(248)	(249)	(249)	(45)	(47)	(45)	(43)	(42)	(50)
Interest income and other	3	2	10	25	38	55	70	76	80	75	65	53	42
Net Contribution to Earnings (LTM) (1)	**$4,008**	**$3,615**	**$3,424**	**$2,851**	**$1,762**	**$1,050**	**$961**	**$1,217**	**$1,179**	**$1,127**	**$844**	**$696**	**$660**
Interest expense, net of capitalized interest	(306)	(293)	(281)	(270)	(264)	(269)	(274)	(280)	(281)	(278)	(275)	(269)	(268)
Loss on debt extinguishment	(276)	(276)	(276)	(276)	—	—	—	—	—	—	—	—	—
Income taxes	(729)	(589)	(582)	(425)	(238)	(79)	(56)	(98)	(96)	(104)	(35)	(31)	(27)
Net Earnings (Loss) from Continuing Operations (LTM) (1)	**$2,697**	**$2,457**	**$2,285**	**$1,880**	**$1,260**	**$702**	**$631**	**$839**	**$802**	**$745**	**$534**	**$396**	**$365**
Earnings from discontinued operations, net of income taxes	—	—	—	—	—	—	—	—	—	—	—	—	—
Net Earnings (Loss) (LTM) (GAAP) (1)	**$2,697**	**$2,457**	**$2,285**	**$1,880**	**$1,260**	**$702**	**$631**	**$839**	**$802**	**$745**	**$534**	**$396**	**$365**
Dividends on preference shares	—	—	—	—	—	—	—	—	—	—	—	—	—
Net Earnings (Loss) to Common Shareholders (LTM) (GAAP) (1)	**$2,697**	**$2,457**	**$2,285**	**$1,880**	**$1,260**	**$702**	**$631**	**$839**	**$802**	**$745**	**$534**	**$396**	**$365**

(1) LTM = last twelve months.
(2) Net debt to Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Net debt to Adjusted EBITDA, as we define it, is long-term debt and borrowings on line of credit, net of cash and cash equivalents and short-term investments divided by the last twelve months of Adjusted EBITDA.
(3) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

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ADJUSTED EBITDA RECONCILIATION

Timberlands

$ Millions	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Western Timberlands and Energy & Natural Resources (ENR)	$283	$263	$380	$579	$470	$449	$520	$544	$332	$354	$404	$493	$359	$278
Less: EBITDA attributable to Western ENR[1]	4	5	7	8	11	6	12	12	14	14	17	20	15	16
Western Timberlands	**279**	**258**	**373**	**571**	**459**	**443**	**508**	**532**	**318**	**340**	**387**	**473**	**344**	**262**
Southern Timberlands and ENR	290	339	372	457	472	469	428	398	410	319	363	399	397	357
Less: EBITDA attributable to Southern ENR[1]	64	41	44	47	42	43	45	47	58	45	62	92	91	72
Southern Timberlands	**226**	**298**	**328**	**410**	**430**	**426**	**383**	**351**	**352**	**274**	**301**	**307**	**306**	**285**
Northern Timberlands	**29**	**28**	**32**	**47**	**41**	**26**	**23**	**19**	**15**	**4**	**9**	**14**	**6**	**3**
Other Timberlands	**(15)**	**(8)**	**46**	**2**	**7**	**6**	**22**	**—**	**(5)**	**(8)**	**(4)**	**(10)**	**(10)**	**(11)**
Adjusted EBITDA including Legacy Plum Creek operations[1,2]	**$519**	**$576**	**$779**	**$1,030**	**$937**	**$901**	**$936**	**$902**	**$680**	**$610**	**$693**	**$784**	**$646**	**$539**
Less: EBITDA attributable to Plum Creek[3]	175	203	235	291	260	36	—	—	—	—	—	—	—	—
Weyerhaeuser Timberlands Adjusted EBITDA[1]	**$344**	**$373**	**$544**	**$739**	**$678**	**$865**	**$936**	**$902**	**$680**	**$610**	**$693**	**$784**	**$646**	**$539**
Depletion, depreciation & amortization	(138)	(143)	(168)	(207)	(208)	(366)	(356)	(319)	(301)	(257)	(261)	(256)	(267)	(260)
Special items	—	—	—	—	—	—	(48)	—	(32)	102	32	—	109	—
Operating Income (GAAP)	**$206**	**$230**	**$376**	**$532**	**$470**	**$499**	**$532**	**$583**	**$347**	**$455**	**$464**	**$528**	**$488**	**$279**
Interest income and other	4	3	4	—	—	—	—	—	—	—	—	—	—	1
Loss attributable to non-controlling interest	—	1	—	—	—	—	—	—	—	—	—	—	—	—
Net Contribution to Earnings	**$210**	**$234**	**$380**	**$532**	**$470**	**$499**	**$532**	**$583**	**$347**	**$455**	**$464**	**$528**	**$488**	**$280**

(1) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.
(2) Results exclude Real Estate, Energy & Natural Resources, which was reported as part of legacy Weyerhaeuser's Timberlands segment. West includes Plum Creek Washington and Oregon operations. South includes Plum Creek Southern Resources. North includes Plum Creek Northern Resources less Washington and Oregon. Results from Longview Timber are included in Other for 2013 and in Western Timberlands for 2014 and forward. Other also includes results from international operations and certain administrative charges.
(3) Results represent Plum Creek Timberlands EBITDA from October 1, 2011 through February 18, 2016.

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ADJUSTED EBITDA RECONCILIATION

Wood Products

$ Millions	2011	2012	2013	2014	2015	2016[1]	2017	2018	2019	2020	2021	2022	2023	2024
Lumber	($7)	$130	$317	$319	$212	$289	$459	$459	$183	$799	$1,630	$1,103	$83	($21)
OSB	(4)	143	247	46	41	183	359	329	59	466	1,292	879	250	311
EWP	6	17	45	79	114	145	173	177	207	188	285	585	455	308
Distribution	(37)	(29)	(33)	2	10	25	38	32	33	86	176	184	103	62
Other	(1)	(15)	(2)	—	(5)	(1)	(12)	(10)	(6)	(12)	(26)	(14)	14	1
Adjusted EBITDA[2]	**($43)**	**$246**	**$574**	**$446**	**$372**	**$641**	**$1,017**	**$987**	**$476**	**$1,527**	**$3,357**	**$2,737**	**$905**	**$661**
Depletion, depreciation & amortization	(151)	(133)	(123)	(119)	(106)	(129)	(145)	(149)	(191)	(195)	(196)	(201)	(210)	(219)
Special items	(52)	6	(10)	—	(8)	—	(303)	—	68	8	50	—	14	15
Operating Income (GAAP)	**($246)**	**$119**	**$441**	**$327**	**$258**	**$512**	**$569**	**$838**	**$353**	**$1,340**	**$3,211**	**$2,536**	**$709**	**$457**
Interest income and other	3	1	—	—	—	—	—	—	—	—	—	—	—	—
Net Contribution to Earnings	**($243)**	**$120**	**$441**	**$327**	**$258**	**$512**	**$569**	**$838**	**$353**	**$1,340**	**$3,211**	**$2,536**	**$709**	**$457**

We have not provided a reconciliation of forecasted Adjusted EBITDA related to the new TimberStrand® facility in Monticello, Arkansas to the most comparable GAAP measure of net income because Adjusted EBITDA, excludes the impact of certain items described in the definition below, and management cannot estimate these items or the impact they will have on Adjusted EBITDA on a forward-looking basis without unreasonable effort. As a result, investors may be unable to accurately compare the expected impact of this investment to our historical results or the results or expected results of other companies that may have treated such matters differently. Nonetheless, management believes that providing this forward-looking non-GAAP information about this investment is useful to investors, and given the uncertain nature of forward-looking statements, we believe investors are able to take into account the inherent limitations of this forward-looking non-GAAP information. We cannot reasonably predict the occurrence, timing or amount of any of the items that we exclude from our Adjusted EBITDA estimate. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDA and actual results may differ materially from our estimate.

(1) Amounts presented reflect the results of operations acquired in our merger with Plum Creek Timber, Inc. beginning on the merger date of February 19, 2016.
(2) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

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(1) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold, unallocated pension service costs and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. $ Millions 2017 2018 2019 2020 2021 2022 2023 2024 Real Estate $178 $196 $193 $176 $207 $206 $206 $247 Energy & Natural Resources 63 68 81 65 89 123 114 102 Adjusted EBITDA(1) $241 $264 $274 $241 $296 $329 $320 $349 Depletion, depreciation & amortization (15) (14) (14) (14) (15) (17) (16) (13) Basis of real estate sold (81) (124) (116) (141) (71) (84) (93) (120) Special Items in operating income — — — — — (10) — — Operating Income (GAAP) $145 $126 $144 $86 $210 $218 $211 $216 Interest income and other 1 1 — — — — — — Net Contribution to Earnings $146 $127 $144 $86 $210 $218 $211 $216 ADJUSTED EBITDA RECONCILIATION Real Estate, Energy & Natural Resources

(1) Adjusted EBITDA is a non-GAAP measure that management uses to evaluate the performance of the company. Adjusted EBITDA, as we define it, is operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items. Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results. We have not provided a reconciliation of forecasted Adjusted EBITDA related to Natural Climate Solutions to the most comparable GAAP measure because Adjusted EBITDA excludes the impact of certain items described in the definition below and management cannot estimate the impact these items will have on Adjusted EBITDA without unreasonable effort. We believe that the probable significance of providing these forward-looking non-GAAP financial measures without a reconciliation to operating income is that investors and analysts will have certain information that we believe is useful and meaningful regarding our Natural Climate Solutions business, but they will not have that information on a GAAP basis. As a result, investors and analysts may be unable to accurately compare the expected impact to our historical results or the results or expected results of other companies that may have treated such matters differently. Management believes that, given the inherent uncertainty of forward-looking statements, investors and analysts will be able to understand and appropriately take into account the limitations in the information we have provided. Investors are cautioned that we cannot predict the occurrence, timing or amount of all non-GAAP items that we exclude from Adjusted EBITDA. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDA over the medium-term. ADJUSTED EBITDA RECONCILIATION Natural Climate Solutions $ Millions 2020 2021 2022 2023 2024 Total Natural Climate Solutions Adjusted EBITDA(1) $22 $38 $43 $47 $84 Depletion, depreciation & amortization (1) (1) (1) (1) (1) Basis of real estate sold (9) (10) (10) (11) (28) Operating Income (GAAP) $12 $27 $32 $35 $55

ADJUSTED FUNDS AVAILABLE FOR DISTRIBUTION (FAD) RECONCILIATION

$ Millions	2017	2018	2019	2020	2021	2022	2023	2024
Net cash from operations	$1,201	$1,112	$966	$1,529	$3,159	$2,832	$1,433	$1,008
Capital expenditures (excluding discontinued operations)	(419)	(427)	(384)	(281)	(441)	(468)	(447)	(416)
Funds Available for Distribution[(1)]	**$782**	**$685**	**$582**	**$1,248**	**$2,718**	**$2,364**	**$986**	**$592**
Cash for product remediation payments (from product remediation insurance recoveries)	192	96	(68)	(8)	—	(37)	—	(25)
Cash tax payments attributable to Cellulose Fibers divestiture	75	—	—	—	—	—	—	—
Cash contribution to (cash tax refund associated with contribution to) our U.S. qualified pension plan	—	300	—	—	(95)	—	—	—
Adjusted Funds Available for Distribution[(2)]	**$1,049**	**$1,081**	**$514**	**$1,240**	**$2,623**	**$2,327**	**$986**	**$567**

(1) Funds available for distribution (FAD) is a non-GAAP measure that management uses to evaluate the company's liquidity. FAD, as we define it, is net cash from operations adjusted for capital expenditures. FAD measures cash generated during the period (net of capital expenditures) that is available for dividends, repurchases of common shares, debt reduction, acquisitions, and other discretionary and nondiscretionary capital allocation activities. FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

(2) Adjusted funds available for distribution (Adjusted FAD) is a non-GAAP measure that management uses to evaluate the company's liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant non-recurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant non-recurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions, and other discretionary and nondiscretionary capital allocation activities. Adjusted FAD should not be considered in isolation from, and is not intended to represent an alternative to, our GAAP results.

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